UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2014

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	38-3916511
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 22, 2014, our subsidiary, Sirius XM Radio Inc. (“SiriusXM”), entered into an amendment to its existing $1.25 billion five-year senior secured revolving credit facility with JPMorgan Chase Bank, N.A, as the administrative agent, and a syndicate of banks and financial institutions and other agents parties thereto.

The amendment modified the negative covenant contained in the revolving credit facility regarding restricted payments. Pursuant to the amendment, SiriusXM will be permitted to make restricted payments, which include dividend payments to us, so long as, after giving effect to such payment, SiriusXM’s total leverage ratio for the four consecutive fiscal quarters most recently ended is no greater than 4.5 to 1.0; and both before and after giving effect to such payment, no default or event of default has occurred and is continuing. The description of the amendment to SiriusXM’s revolving credit facility contained herein is qualified in its entirety by reference to the amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference, and SiriusXM’s revolving credit facility, a copy of which has been filed as Exhibit 10.1 to SiriusXM’s Current Report on Form 8-K filed on December 10, 2012.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Amendment No. 1, dated as of April 22, 2014, to the Credit Agreement, dated as of December 5, 2012, among Sirius XM Radio Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent for the Lenders, as collateral agent for the Secured Parties, and as an Issuing Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By: /s/ Patrick L. Donnelly

       Patrick L. Donnelly

       Executive Vice President,

       General Counsel and Secretary

Dated: April 22, 2014